UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2009

GOLD CREST MINES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52392	82-0290112
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification Number)

724 E. Metler Lane Spokane, WA	99218
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 893-0171

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On May 1, 2009, Kisa Gold Mining, Inc., an Alaska corporation (“Kisa”), a wholly-owned subsidiary of Gold Crest Mines, Inc., (“GCMN”) signed a Cumulative Restated Amendment dated May 1, 2009 to the Golden Lynx LLC Limited Liability Company Agreement dated April 18, 2008 (the “Golden Lynx JVA”) with Cougar Gold LLC, (a greater than 5% shareholder), a Delaware limited liability company (“Cougar”) an indirect wholly-owned subsidiary of Electrum Ltd., a Bermuda corporation (“Electrum”).

Pursuant to the original terms of the Golden Lynx JVA, Cougar has the option to acquire (indirectly through its membership interest in Golden Lynx LLC) up to 80% of Kisa’s interest in certain properties in Alaska by expending certain minimum amounts on exploration of such properties.

Kisa and Cougar now desire to extend the expiration of the first earn-in period under the Golden Lynx JVA from April 18, 2011 to April 18, 2013 and the expiration of the second earn-in period under the Golden Lynx JVA from April 18, 2013 to April 18, 2015, subject to extensions as provided in Section 5.1(c) of the Golden Lynx JVA.

Also, upon execution of the Amendment, Cougar will purchase and pay Kisa $15,000 for miscellaneous materials and equipment owned by Kisa but in Cougar’s possession.  Upon payment, Cougar shall acquire all ownership interest in and to such materials and equipment.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLD CREST MINES, INC.

By:    /s/ Matt J. Colbert

Matt J. Colbert

Chief Financial Officer

Date: May 5, 2009

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